UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2026

REBORN COFFEE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41479	47-4752305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 N. Berry Street, Brea, CA	92821
(Address of principal executive offices)	(Zip Code)

(714) 784-6369

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REBN	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on February 6, 2025, Reborn Coffee, Inc. (the “Company”), entered into a Securities Purchase Agreement with the purchasers named therein (the “Arena Investors”), which was amended on March 28, 2025 and July 31, 2025 (as amended, the “Securities Purchase Agreement”). In connection with the Securities Purchase Agreement, the Company issued 10% Original Issue Discount Secured Convertible Debentures to the Arena Investors on February 10, 2025, February 26, 2025, March 28, 2025 and July 31, 2025 (as amended, restated or supplemented from time to time, the “Debentures”). In addition, as previously reported, on March 31, 2026, the Company and the Arena Investors entered into a Forbearance Agreement (the “Forbearance Agreement”) whereby the Arena Investors agreed to waive and forbear from any exercise of their rights and remedies under the Securities Purchase Agreement, the Debentures and applicable law in connection with certain delays in payment and waive any defaults or events of default which may have existed and may have been ongoing under the Debentures as of March 31, 2026.

On April 15, 2026, the Company and the Arena Investors entered into an Amended and Restated Forbearance Agreement (the “A&R Forbearance Agreement”), which amended and restated the Forbearance Agreement in certain respects. Pursuant to the A&R Forbearance Agreement, the Company and the Arena Investors agreed to amend and restate the plan for repayment of the Debentures in its entirety, as follows: (i) the Company agreed to, on or before April 30, 2026, make payment of $400,000 to the Arena Investors and $25,000 to counsel for the Arena Investors for the Arena Investors’ expenses incurred in connection with the A&R Forbearance Agreement; (ii) the Company agreed to, beginning on May 30, 2026, make payments of $400,000 to the Arena Investors on the 30th day of each calendar month toward the outstanding amounts due under the Debentures; (iii) the Company agreed to pay to the Arena Investors all remaining amounts then outstanding under the Debentures on or before September 30, 2026 (subject to prior repayment or conversion); and (iv) the Company agreed to, within three business days following receipt of funds from any sale of the Company’s securities, pay to the Arena Investors towards the amounts then outstanding under the Debentures the lesser of (x) 70% of the cash proceeds from such sale and (y) the amount outstanding under the Debentures.

In addition, pursuant to the A&R Forbearance Agreement, the Company agreed to use commercially reasonable efforts to file a registration statement no later than 20 business days following the filing of the Company’s Annual Report on Form 10-K covering the shares underlying the common stock purchase warrants issued to the Arena Investors in connection with the Forbearance Agreement and other common stock purchase warrants issued to the Arena Investors on December 31, 2025.

The foregoing description of the A&R Forbearance Agreement is qualified in its entirety by reference to the full text of the A&R Forbearance Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Exhibit
10.1†	Amended and Restated Forbearance Agreement by and among Reborn Coffee, Inc. and the Arena Investors dated April 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2026

REBORN COFFEE, INC.

By:	/s/ Jay Kim
Name:	Jay Kim
Title:	Co-Chief Executive Officer

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